UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Specialty Underwriters’ Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2005
Dear Stockholders:
      It is my pleasure to invite you to our 2005 annual stockholders meeting. The meeting will be held on May 12, 2005 at 8:00 a.m. Central Time at The Omni Hotel, Chagall Ballroom, 676 North Michigan Avenue, Chicago, IL 60611.
      On the following pages you will find the formal notice of the annual meeting and proxy materials. The vote of each stockholder is important. Please be sure to mark, sign and return the enclosed proxy card so that your shares will be represented. Even if you have executed a proxy, you may still attend the annual meeting and vote your shares in person. In addition to casting your ballot for the items to be voted upon, you will be afforded an opportunity to ask questions and express your views on Specialty Underwriters’ Alliance, Inc.’s operations.
      I appreciate the continuing interest and support of our stockholders and look forward to seeing many of you at the annual meeting.

Sincerely,

Chairman of the Board and Chief Executive Officer

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2005

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Specialty Underwriters’ Alliance, Inc. (the “Company”) will be held on May 12, 2005 at The Omni Hotel, Chagall Ballroom, 676 North Michigan Avenue, Chicago, IL 60611 at 8:00 a.m. Central Time for the following purposes:

1. To elect seven directors for a term of one year (page 2);

2. To amend the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 75,000,000 to 30,000,000 shares, $.01 par value per share (the “Common Stock”) (page 4);

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2005 (page 5); and

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.
      Only stockholders of record at the close of business on March 31, 2005 shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Courtney C. Smith
Chairman of the Board
Dated: April 20, 2005
Chicago, IL
IMPORTANT:
PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

PROXY STATEMENT

       The accompanying Proxy is solicited by the Board of Directors of Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 12, 2005, at 8:00 a.m. Central Time, or any adjournment thereof.
      You are entitled to vote at the Meeting or any adjournment if you were a holder of record of the Company’s Common Stock at the close of business on March 31, 2005, the record date for the Meeting. Your shares can be voted only if you or a person holding your proxy is present at the Meeting.
      The only securities entitled to vote at the Meeting are shares of the Company’s Common Stock. On the record date, there were 14,680,688 common shares of our Common Stock outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on page 17.
      The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements also may be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.
      Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
      There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004, which includes the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 20, 2005. Additionally, you can access a copy of the Annual Report on the Company’s website at www.suainsurance.com.
      Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Proposals 1 and 3 must receive the affirmative vote of a majority of the shares voted at the Annual Meting in order to pass. Proposal 2 must receive the affirmative vote of stockholders holding at least a majority of all outstanding shares of Common Stock entitled to vote thereon at this meeting in order for the proposed amendment to the Certificate of Incorporation to be approved. With respect to Proposals 1 and 3, abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted in determining the votes cast with respect to these matters submitted to a vote of stockholders. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal.
      A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.

      Proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company on or prior to December 15, 2005 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of shareholder proposals received after this date is considered untimely.
      It is expected that the following business will be considered at the meeting and action taken thereon:
PROPOSAL 1:
ELECTION OF DIRECTORS
      Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The authorized number of directors is presently seven. Each of the current directors has been nominated by the Nominating/ Corporate Governance Committee and has decided to stand for re-election. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.
      The following table sets forth certain information with respect to the nominees:
NOMINEES FOR ELECTION

Name	Age	Served as a Director Since

Courtney C. Smith	57	2003
Peter E. Jokiel	57	2003
Robert E. Dean(1)(2)	53	2004
Raymond C. Groth(2)(3)	58	2004
Robert H. Whitehead(1)	71	2004
Russell E. Zimmermann(1)(3)	64	2004
Paul A. Philp(2)(3)	56	2005

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
      All directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.
      Courtney C. Smith has served as the Chairman of our board since May 2004, and has served as our President and a director since April 2003 and as our Chief Executive Officer since December 2003. Mr. Smith has 32 years of experience in the property and casualty insurance industry. From April 1999 to April 2002, Mr. Smith was Chief Executive Officer and President of TIG Specialty Insurance, or TIG, a leading specialty insurance underwriter. While at TIG, Mr. Smith was instrumental in restructuring the company and changed TIG from an outsourced company to a controlled program specialty company. From November 1992 to March 1999, Mr. Smith was Chairman, Chief Executive Officer and President of Coregis Group, Inc., an insurer specializing in program business consolidated from the various Crum & Forster companies. Prior thereto, he served in various executive positions at Industrial Indemnity, AIG and Hartford Insurance Group. Mr. Smith is a member of the Society of Chartered Property and Casualty Underwriters, served on the advisory board of Illinois State University’s Katie Insurance School, was a

member of the Board of Directors of the Alliance of American Insurers and was a trustee of American Institute of CPCU/ Insurance Institute of America.
      Peter E. Jokiel has served as our Chief Financial Officer, Treasurer and a director since December 2003 and has served as our Executive Vice President since June 2004. Mr. Jokiel has over 30 years experience in the insurance industry. From April 1997 to January 2001, Mr. Jokiel was President and Chief Executive Officer of CNA Financial Corporation’s life operations. From November 1990 to April 1997, he was Chief Financial Officer of CNA Financial Corporation, or CNA. Prior to that time, Mr. Jokiel served in various senior management positions at CNA and was an accountant at Touche Ross & Co. in Chicago. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Illinois Society of CPAs. Mr. Jokiel is a past member of the FASB Emerging Issues Task Force and the AICPA Insurance Companies Committee.
      Robert E. Dean has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. Mr. Dean is a private investor. From October 2000 to December 2003, Mr. Dean was a Managing Director of Ernst & Young Corporate Finance LLC, a wholly owned broker-dealer subsidiary of Ernst & Young LLP, serving as member of the Board of Managers from December 2001 to December 2003. From June 1976 to September 2000, Mr. Dean was employed by Gibson, Dunn & Crutcher LLP, where he practiced corporate and securities law and represented numerous public and private companies and investment banks. Mr. Dean was Partner-in-Charge of the Orange County, California, office from 1993 to 1996, was a member of the law firm’s Executive Committee from 1996 to 1999 and co-chaired its financial institutions practice related to banks, thrifts, mortgage and insurance companies. He currently serves as a director, chairman of the Compensation Committee and member of the Audit Committee of ResMAE Financial Corporation.
      Raymond C. Groth has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. Since March 2001, he has been an Adjunct Professor of Business Administration at The Fuqua School of Business, Duke University. From June 1994 to March 2001, Mr. Groth was Managing Director for First Union Securities, Inc. Mr. Groth held several positions in The Investment Banking Department of The First Boston Corporation from September 1979 to March 1992. From June 1972 to August 1979, Mr. Groth was an associate with Cravath, Swaine & Moore LLP. He currently serves as a director and is a member of the Audit Committee and the Corporate Governance and Nominating Committee of CT Communications, Inc. and serves as a director of The Charlotte Symphony Orchestra.
      Robert H. Whitehead has served as a director of Specialty Underwriters’ Alliance, Inc. since August 2004. Mr. Whitehead has over 40 years of experience in insurance business. From 1994 to 1997, he was a director of FHP Financial Corporation, a large California HMO. From June 1993 to June 1995, Mr. Whitehead was Chief Executive Officer and President of the Hawaiian Insurance and Guaranty Company, Ltd, when he successfully completed the rehabilitation and sale of that company on behalf of the state. From December 1963 to June 1993, Mr. Whitehead worked at Industrial Indemnity Company of San Francisco, California where he held a number of positions, including President and Chief Operating Officer. In addition, from 1955 to 1963 he held numerous insurance and reinsurance positions in London, New York, Montreal and Toronto. In the past he has been heavily involved in insurance hearings and other legislative activities at the state level in California. Mr. Whitehead has been an independent consultant since 1995.
      Russell E. Zimmermann has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. He is a retired partner of Deloitte & Touche LLP. Mr. Zimmermann was employed by Deloitte from March 1965 to May 2000. Mr. Zimmermann has 35 years of experience serving public and privately held companies in the insurance, manufacturing, banking, mutual fund and retail industries, including nearly 28 years serving as lead client services partner. He is a past member of the American Institute of Certified Public Accountants and the Illinois Society of Certified Public Accountants. Mr. Zimmermann currently serves as a director and chairman of the Audit Committee of ShoreBank Corporation.
      Paul A. Philp has served as a Director of Specialty Underwriters’ Alliance, Inc. since February 2005. He has 30 years experience at the executive level in the insurance industry within multiple disciplines, including finance, operations, claims, technology and administration. Mr. Philp has served on the board of directors of various insurance related companies over the course of his career. Mr. Philp is currently a principal of Willowbrook Innovation Associates, an insurance consulting firm, and served as President, Chief Executive Officer and Chairman of the Board of Directors of AscendantOne, Inc. until 2003. In 1997, Mr. Philp founded Amherst Innovation Associates, an investment and technology consulting firm serving the insurance industry, and from 1992 until 1997 he served as President and Chief Financial Officer of AMS Services, an insurance technology vendor. From 1970 until 1992, Mr. Philp served as a Vice President of various subsidiaries of American International Group.
      Each of the nominees has served as a director during the fiscal year ended December 31, 2004, with the exception of Mr. Philp who began serving as a director in February 2005. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.
      In the judgment of the Board of Directors, each of the following Directors of the Company meets the standards for independence required by NASDAQ: Robert E. Dean, Robert H. Whitehead, Russell E. Zimmermann, Raymond C. Groth and Paul A. Philp.
      There are no family relationships among any of our executive officers, directors or persons nominated to become directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.
PROPOSAL 2:
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO
DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
      The Board of Directors has unanimously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the number of authorized shares of Common Stock from 75,000,000 to 30,000,000. The Board of Directors recommends that the Company’s stockholders approve this amendment.
      The Company’s Certificate of Incorporation currently authorizes the issuance of up to 75,000,000 shares of Common Stock. As of March 15, 2005, the Company had 14,680,688 shares of Common Stock issued and outstanding, and an additional 850,000 shares of Common Stock reserved for issuance under stock option plans and warrants, leaving 59,469,312 shares of Common Stock currently available for other purposes.
      The Board of Directors recommends that the Company’s stockholders approve Proposal 2 for the following reasons:

•	The Board of Directors believes, based on the number of shares of Common Stock currently outstanding, the number of shares reserved for issuance under the existing stock option plan and the number of shares the Company reasonably expects to issue in future transactions, that 75,000,000 is an excessive number of shares of Common Stock for the Company to be authorized to issue without stockholder approval.

•	The primary reason the Company wishes to reduce the number of authorized shares of its Common Stock is tax reduction. One method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital. The larger the number of authorized shares of Common Stock results in a larger assessed Delaware franchise tax. Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of Common Stock would be in the best interests of the Company and that 30,000,000 authorized shares of Common Stock will suffice to maintain the requisite amount of flexibility required by the

Company’s ongoing activities. No change in the number of authorized shares of preferred stock or Class B Common Stock of the Company is proposed or anticipated at the present time.

      The approval and adoption of the amendment to reduce the number of authorized shares of Common Stock will not affect in any way the validity of currently outstanding stock certificates and will not require you to surrender or exchange any stock certificates that you currently hold. The rights of the Company’s stockholders will not be affected by the decrease in the number of authorized shares of Common Stock. The general effect of the amendment will be to reduce the amount of authorized shares issuable by the Company which will reduce the Company’s Delaware franchise taxes.
      Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this Proposal No. 2.
      The decrease in the authorized stock is set forth in the Certificate of Incorporation, attached as Annex A to this proxy statement.
      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 30,000,000 SHARES OF COMMON STOCK.
PROPOSAL 3:
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Company has selected PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the years ended December 31, 2003 and 2004 and fees billed for other services rendered by such firm during the periods:

	2004	2003
	Actual Fees	Actual Fees

Audit fees	691,985	—
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$691,985	—

      Since becoming subject to the applicable independence rules, all audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Consideration of these Fees
      The Company’s Audit Committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees” and “All Other Fees” are compatible with maintaining the independence of PricewaterhouseCoopers LLP.
      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.
Corporate Governance Principles and Related Matters
      Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Board of Directors Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics and the committee charters for our Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee. These documents are available on our website under “Investor Relations/ Corporate Governance” at www.suainsurance.com or by written request to Specialty Underwriters’ Alliance, Inc., Investor Relations, 222 South Riverside Plaza, Chicago, IL 60606. Our Audit Committee charter is also attached as Appendix A to this Proxy Statement.
      The Board of Directors has determined that each of its directors other than Messrs. Smith and Jokiel, including all those serving on each of the above referenced committees meets the standards for independence as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers — NASD. The members of the Audit Committee also meet the independence standards of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Board of Directors Guidelines
      Our Board of Directors Corporate Governance Guidelines and Principles sets forth overall standards and policies for the responsibilities and practices of our board and board committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, monitoring and evaluating the performance of our board members and committees; selecting, evaluating and compensating our chief executive officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics
      All of our employees, including our chief executive officer, chief financial officer and principal accounting officer, and our directors are required to comply with our code of business conduct and ethics. Our code is available on our website. It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our chief executive officer, chief financial officer and principal accounting officer on our website within three business days of such amendment or waiver.
Board Committees
      The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating/ Corporate Governance Committee and an Executive Committee.

Audit Committee
      Our current Audit Committee consists of Messrs. Zimmermann, Whitehead and Dean. The Board of Directors has determined that Mr. Zimmermann is an “audit committee financial expert” as defined in item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards. The principal responsibilities of the Audit Committee are:

•	To assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to any governmental body or the public; the Company’s systems of internal controls, established by management and the Board, regarding finance, accounting, legal compliance and ethics; and the Company’s auditing, accounting and financial reporting processes generally.

•	To serve as an independent and objective body to monitor the Company’s financial reporting process and internal control system;

•	To select, evaluate and, when appropriate, replace the Company’s independent auditors;

•	To review and appraise the audit efforts of the Company’s independent accountants and internal auditing activities; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing activities, and the Board; and

•	To approve all related party transactions.
      The Board of Directors adopted a charter for the Audit Committee in 2004. A copy of that charter is attached as an appendix to this proxy statement. Rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years.

Compensation Committee
      Our current Compensation Committee consists of Messrs. Dean, Groth and Philp. Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The principal duties of the Compensation Committee are:

•	To ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	To communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the Securities and Exchange Commission.

Executive Committee
      Our Executive Committee consists of Messrs. Whitehead, Jokiel and Smith. The principal duties of the Executive Committee are:

•	To exercise the authority of the Board of Directors with respect to matters requiring action between meetings of the Board; and

•	To decide issues from time to time delegated by the Board.

Nominating/ Corporate Governance Committee
      The Nominating/ Corporate Governance Committee consists of Messrs. Groth, Zimmermann and Philp. Each member of this committee is an independent director under applicable NASDAQ listing standards. The principal duties of the Nominating/ Corporate Governance Committee are:

•	To recommend to the Board proposed nominees for election to the Board by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies which occur between stockholder meetings;

•	To develop and recommend to the Board of Directors a code of business conduct and ethics and to review the code at least annually;

•	To make recommendations to the Board regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the board and management; and

•	To annually evaluate this committee’s performance and charter.
Nomination of Directors
      The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Nominating/ Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, and will consider suggestions for potential directors from other directors or stockholders.
      Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company not later than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the Company’s previous year’s annual meeting, or such other date as specified under the Securities Exchange Act of 1934.
      We did not receive for this Meeting any recommended nominees for director from any of our stockholders. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.
      In evaluating a person as a potential nominee to serve as a director of the Company, the Nominating/ Corporate Governance Committee considers, among other factors, the following:

•	Whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	Whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	Whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•	The contribution which the person can make to the Board and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the Nominating/ Corporate Governance Committee may consider relevant, and

•	The character and integrity of the person.
      The Nominating/ Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating/ Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating/ Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating/ Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating/ Corporate Governance Committee.
      There are no differences in the manner in which the Nominating/ Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Board Meetings
      In the fiscal year ended December 31, 2004, there were 3 meetings of the Board of Directors, no meetings of the Audit Committee, 1 meeting of the Compensation Committee, and no meetings of the Nominating/ Corporate Governance Committee. Each director of the Company attended 100% of the total number of meetings of the Board of Directors and committees on which he served.
Compensation of Directors
      We currently pay an annual retainer of $40,000 to each independent director. In addition, we pay a fee of $2,500 per meeting to each independent director who attends a board meeting in person. Each independent director who chairs a committee also receives an annual retainer of $5,000, as well as $2,000 for each meeting of such committee of the board chaired. Each other independent director receives $1,000 for each meeting of a committee of the Board of Directors attended. Board fees for telephonic board and committee meetings are compensated at one-half the amount for in-person meetings. We also reimburse our independent directors for reasonable expenses they incur in attending board or committee meetings. In 2004 each non-employee director also received a grant of options under our 2004 Stock Option Plan for 10,000 shares at an exercise price of $9.50 per share exercisable until November 17, 2014.
Shareholder Communications with Directors
      Our shareholders who wish to communicate with the Board of Directors or any individual director can write to
Scott Goodreau
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606
      Your letter should indicate that you are a shareholder of the Company. Depending on the subject matter of your inquiry, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter;

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
      At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to any requesting director.

Executive Compensation
      The table below sets forth certain information regarding compensation paid or accrued for 2004 and 2003 for our chief executive officer and each of our four other most highly compensated executive officers. We refer to these officers as our named executive officers.
Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Stock Award(s)	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	(1) ($)	($)	(2) ($)	($)	(#)	($)	($)

Courtney C. Smith	2004	50,769	100,000	—	—	190,000	—	—
President and Chief	2003	—	—	—	—	—	—	—
Executive Officer
Peter E. Jokiel	2004	44,423	87,500	—	—	136,000	—	—
Executive Vice President and	2003	—	—	—	—	—	—	—
Chief Financial Officer
William S. Loder	2004	31,731	62,500	30,000	—	64,000	—	—
Senior Vice President and,	2003	—	—	—	—	—	—	—
Chief Underwriting Officer
Gary Ferguson	2004	31,731	62,500	—	—	64,000	—	—
Senior Vice President and	2003	—	—	—	—	—	—	—
Chief Claims Officer
Scott Goodreau	2004	31,743	—	324,450	—	30,000	—	—
General Counsel, Vice President	2003	—	—	—	—	—	—	—
Administration and Corporate Relations

(1)	Beginning November 17, 2004

(2)	Consulting fees prior to employment
Option Grants in Last Fiscal Year
      The following table sets forth each grant of stock purchase options during 2004 to each of the named executive officers.
Option Grants in the last fiscal year

	Individual Grants

	Number of	Percent of
	Securities	Total Options	Exercise or		Grant Date
	Underlying Option	Granted to	Base Price		Present Value
Name	Granted(1)	Employees	($/Share) (2)	Expiration Date	($)(3)

Courtney C. Smith	190,000	31%	$9.50	11/17/14	$929,100
Peter E. Jokiel	136,000	22%	$9.50	11/17/14	$657,787
William S. Loder	64,000	10%	$9.50	11/17/14	$316,587
Gary J. Ferguson	64,000	10%	$9.50	11/17/14	$267,093
Scott Goodreau	30,000	5%	$9.50	11/17/14	$106,311

(1)	All options granted during 2004 vest cumulatively at a rate of 33.33% on each of the first three anniversaries of the date grant.

(2)	The exercise price for the options granted in 2004 was equal to the price of our Common Stock in a public offering on November 17, 2004.

(3)	The grant date present value was estimated using the binomial lattice option-pricing model with the following weighted average assumptions:

Expiration date	November 17, 2014
Expected dividend yield	None expected for five years beginning 2005 and no more than 2% expected for five years beginning 2011
Expected volatility	45%
Risk free interest rate	2.24% to 4.43%
Expected life of options	7.93 years
      The actual value of the stock options is dependent on the actual future performance of our Common Stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the options. Accordingly, the actual values achieved may differ from the values set forth in this table.
Option Exercises and Year-End Option Values
      The following table sets forth information for each of the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the value of unexercisable in-the-money options, as of December 31, 2004.
Aggregated Option Exercises in 2004
and December 31, 2004 Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired	Value	December 31, 2004 (#)		December 31, 2004 ($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Courtney C. Smith	—	—	—	190,000	—	—
Peter E. Jokiel	—	—	—	136,000	—	—
William S. Loder	—	—	—	64,000	—	—
Gary J. Ferguson	—	—	—	64,000	—	—
Scott Goodreau	—	—	—	30,000	—	—
Employment and Noncompetition Agreements
      On November 11, 2004, we entered into amended and restated employment agreements with Courtney C. Smith, Peter E. Jokiel, William S. Loder and Gary J. Ferguson. The agreements provide for a base salary for Mr. Smith of $400,000, Mr. Jokiel of $350,000, Mr. Loder of $250,000 and Mr. Ferguson of $250,000, subject to a non-discretionary increase of 5% in each of the second and third full fiscal years. Each executive is eligible to receive an annual bonus of no more than 100% of base salary.
      Each agreement provides that the bonuses are computed in the following manner:

•	For the partial year ending December 31, 2004, each executive received a bonus equal to 25% of the executive’s base salary level in recognition of his contribution to our organizational activities and successful completion of our initial public offering; and

•	Until December 31, 2007 for each of the first three full fiscal years after November 23, 2004, each executive will (1) receive a non-performance related bonus equal to 25% of the executive’s base salary for such fiscal year provided the executive is employed by us at the end of such fiscal year and (2) be eligible to receive a performance based bonus of up to 75% of the executive’s base salary, if the performance goals for the executive determined by our Compensation Committee for the respective full fiscal year are achieved.

      In addition, each agreement provides that in the event of termination by (1) us due to the executive’s death or disability or cause, or (2) by the executive other than for good reason, the executive will be entitled to receive:

•	base salary up to and including the effective date of termination, prorated on a daily basis;

•	payment for any accrued, unused vacation as of the effective date of termination;

•	in the event of termination due to the executive’s death or disability, any performance-based bonus previously earned but not paid;

•	a prorated amount of any guaranteed bonus, if termination occurs during the first three fiscal years after the commencement of the agreement; and

•	any other benefits (if any) payable upon the executive’s death or disability.
      Further, each agreement provides that in the event of termination by (1) us other than due to the executive’s death or disability or cause, or (2) by the executive for good reason, the executive will be entitled to receive:

•	a lump sum payment of an amount equal to the amount of the executive’s base salary that would have been paid to the executive through the date on which the term otherwise would have ended (or through the date on which the initial term otherwise would have ended); provided, however, that if such termination occurs within 18 months before the date on which the initial term otherwise would have ended, or as a result of our failure to extend the initial term to the full extent of the three one-year extension periods, or during any extension period, then the executive will instead receive a lump sum payment of an amount equal to 150% of the annual amount of the executive’s base salary calculated at the rate in effect at the date of such termination;

•	a lump sum payment of an amount equal to 50% of the amount of the executive’s base salary paid pursuant to the employment agreement;

•	any performance-based bonus previously earned but not paid; and

•	any payment for any accrued, unused vacation as of the date of termination.
      Each employment agreement provides that during the executive’s employment (and for the further period described below), the executive will not within the United States:

•	engage in any activity that competes with us in the business of insurance;

•	solicit any person or entity which is then a customer or party to any insurance-related contract with us or has been a customer or supplier or such a party or solicited by us in the preceding two-year period, to divert their business to any entity other than us

•	solicit for employment, engage and/or hire any person who is then employed by us or engaged by us as an independent contractor or consultant; and/or

•	encourage or induce any person who is then employed by us or engaged by us as an independent contractor or consultant to end his/her business relationship with us.
      Each employment agreement also provides that if employment is terminated by the executive other than for good reason, the executive has agreed not to compete with us through the date on which the employment would have otherwise ended. If the employment is terminated for cause, the executive has agreed not to compete with us through the longer of (1) one year following the termination of his employment with us, or (2) the period during which the term would have otherwise continued in effect. During such period, we will continue to pay the executive the base salary and any guaranteed bonus, if applicable. We, at our sole option, may choose to terminate such payments at any time during the restricted period, at which time the executive will no longer be subject to the non-competition restrictions. If the employment is terminated under any circumstances that result in any payments from us to the executive, each of the executives has agreed not to compete with us through the longer of (1) one year following the termination of his employment with us, (2) the period during which we continue to pay the base salary to the executive, or (3) two years following the termination of his employment with us in case the termination is due to causes other than the executive’s death or disability, cause, good reason or change in control. In any event, an executive will no longer be subject to such restrictions if, at his sole option, he advises us that he will forfeit receipt of any further payments.
      Notwithstanding the provisions described above, if the executive’s employment is terminated by us, other than due to the executive’s death or disability or cause, or by the executive for good reason, in either case, upon or within six months following a “change in control”, then, (1) all stock options then held by the executive that were not previously exercised will become fully vested and exercisable; (2) any performance-based bonus previously earned but unpaid will become fully vested and will be paid as soon as practicable; and (3) the executive shall be entitled to receive a lump sum payment of an amount equal to three times the annual amount of the executive’s base salary calculated at the rate in effect at the date of such termination. Notwithstanding the preceding, if these benefits and payments, either alone or together with other benefits and payments that the executive has the right to receive either directly or indirectly from us or any of our affiliates, would constitute an excess parachute payment, or excess payment, under Section 280G of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the executive hereby agrees that these benefits and payments will be reduced (but not below zero) by the amount necessary to prevent any such benefits and payments to the executive from constituting an excess payment, as determined by our independent auditor.
      “Cause” means that the executive: (1) has committed an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof; (2) has committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (3) has engaged in conduct that violated our then-existing material internal policies or procedures and which is detrimental to the business, reputation, character or standing of us or any of our affiliates; (4) has committed an act of fraud, self dealing, conflict of interest, dishonesty or misrepresentation; or (5) after written notice by us and a reasonable opportunity to cure, has materially breached his obligations as set forth in his employment agreement.
      “Good Reason” will apply if the executive sends us written notice setting forth the alleged good reason and after a 60-day cure period there continues to be: (1) a material adverse change in the executive’s title, position or responsibilities; and/or (2) a material breach by us of any material provision of the employment agreement.
      “Change in Control” is defined as:

•	any person or group of persons acting in concert (other than any person who, prior to our initial public offering, is a holder of our voting securities) that holds or becomes entitled to more than 50% of the combined voting power of our outstanding voting securities;

•	our Board of Directors approves our merger or consolidation with any other corporation, other than a merger or consolidation that would result in all or substantially all of the holders of our voting securities immediately prior thereto continuing to hold at least 50% of the combined voting power of our outstanding voting securities or the surviving entity immediately after such merger or consolidation; or

•	our Board of Directors approves a plan of our complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, other than any such sale or disposition where all or substantially all of the holders of our voting securities immediately prior thereto continue to hold at least 50% of the combined voting power of the outstanding voting securities of the acquiror or transferee entity immediately after such sale or disposition.

Equity Compensation Plan Information
      The following table sets forth information as of December 31, 2004 regarding all of our existing compensation plans pursuant to which shares of equity securities are authorized for issuance:

Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	Column (a)) (c)

Equity compensation plans approved by securityholders	624,800	$9.50 per share	225,200
Stock Option Plan
2004 Stock Option Plan.
      Our Board of Directors and stockholders approved the 2004 stock option plan on April 27, 2004. Through board and stockholder action, the stock option plan was amended and restated effective November 11, 2004. The purpose of the stock option plan is to provide directors, employees, consultants and independent contractors with additional incentives by increasing their personal ownership interests. Individual awards under the stock option plan may take the form of:

•	incentive stock options, or

•	non-qualified stock options.
      The Compensation Committee administers the stock option plan and selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be issued under the stock option plan may not exceed 850,000 shares. The maximum number of shares of Common Stock that may be the subject of options granted to any individual during any calendar year shall not exceed 500,000. Shares of Common Stock subject to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. In addition, the stock option plan provides that on the first business day following each annual meeting of stockholders (and on the date on which a non-employee director first becomes a member of our Board of Directors before the first annual meeting), each non-employee director will receive an automatic option grant to purchase 10,000 shares of Common Stock. The stock option plan provides that the term of any option may not exceed ten years.
      The stock option plan will remain in effect until April 27, 2014 unless the Board of Directors terminates it. An increase in the number of shares issuable under the plan or a change in the class of persons to whom options may be granted may be made by the Board of Directors or the Compensation Committee but is subject to the approval of the stockholders within one year of such amendment. The stock option plan may be amended by the Board of Directors without the consent of the stockholders.
      As of December 31, 2004, 624,800 options have been granted under the stock option plan.
Compensation Committee Interlocks and Insider Participation
      Robert E. Dean, Raymond C. Groth and Paul A. Philp are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or Compensation Committee.
Audit Committee Report
      The Audit Committee is comprised of Russell E. Zimmermann, Robert H. Whitehead and Robert E. Dean, all of whom are independent directors as defined by NASDAQ Rule 4350(D)(2)(B). The Audit

Committee operates under a written charter, which was adopted by the Board. The Audit Committee appoints the Company’s independent accountants.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. Additionally, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
      The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the independent accountant’s independence. The Audit Committee also considered whether the provision by PricewaterhouseCoopers LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors’ independence.
      Based upon the Audit Committee’s discussion with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
The Audit Committee
Russell E. Zimmermann
Robert H. Whitehead
Robert E. Dean
Compensation Committee Report on Executive Compensation
      The Compensation Committee consists of Robert E. Dean, Raymond C. Groth and Paul A. Philp, who are not current or former employees or officers of the Company and who meet the independence standards of the NASDAQ, Securities and Exchange Commission and the Internal Revenue Service. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s stock option plans and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company.
      The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company’s business objectives and financial performance and to individual performance and contributions to the Company’s success and enhance shareholder value. The Company’s compensation programs are designed and revised from time to time to be competitive within the insurance industry.
      The Company’s compensation program for executive officers in 2004 consisted of salary and stock options designed to motivate individuals to enhance the long-term value of the Company’s stock and a cash bonus to executive officers in recognition of their contributions to the organization of the Company and the successful completion of its initial public offering in November 2004.
      Each of the Company’s four most senior executive officers, including the Company’s Chief Executive Officer Courtney C. Smith, are parties to employment agreements with the Company, initially approved in July 2004 and amended in November 2004 when the Company’s initial public offering was finalized. In the employment agreements, the salary and potential bonus range for each officer was established, with the corporate and individual goals for the performance bonuses to be established by the Board of Directors or its Compensation Committee. In approving these employment agreements, the Compensation Committee determined that the base salaries and potential bonuses were consistent with the goals of the Company’s compensation policies for executives.
      Stock-based compensation is also an important element of the Company’s compensation program. The Company’s 2004 stock option plan was adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the option plans, the size of a particular award based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed to the Company’s performance. The Compensation Committee believes awards pursuant to the option plans align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such plan only if the other stockholders of the Company also benefit. The purpose of the option plan is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The number of awards that the Compensation Committee will grant to executive officers will be based on individual performance and level of responsibility. Since stock or option awards are tied to the future performance of the Company’s Common Stock, they will provide value only if the price of the Company’s Common Stock exceeds the exercise or grant price of the options.
      The Company’s Chief Executive Officer’s salary for 2004 was established pursuant to the terms of his employment agreement, which the Compensation Committee believes is consistent with the Company’s compensation policies for executives. The Chief Executive Officer is eligible under his employment agreement to receive an annual bonus based upon the meeting of performance-based goals set by the Compensation Committee. Mr. Smith received a cash bonus of $100,000 in 2004 in recognition of his contribution to the Company’s organizational activities and successful completion of the Company’s initial public offering. In addition, Mr. Smith received a grant of 190,000 options in 2004 upon the closing of the Company’s initial public offering. The Compensation Committee considers this grant to be appropriate to reward Mr. Smith’s performance and leadership in connection with the successful initial public offering and to link a significant portion of Mr. Smith’s compensation to appreciation in the price of the Company’s common stock over the option term.
      The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.
The Compensation Committee
Robert E. Dean
Raymond C. Groth
Paul A. Philp

Stockholder Return Performance Presentation
      The following line graph sets forth for the period of November 23, 2004 through December 31, 2004, a comparison of the percentage change in the cumulative total stockholder return on the Company’s Common Stock compared to the cumulative total return of the Standard & Poor’s (“S&P”) 500 Stock Index and the S&P Property & Casualty Insurance Index.
      The graph assumes that the shares of the Company’s Common Stock were bought at the price of $100 per share and that the value of the investment in each of the Company’s Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends when paid.
Security Ownership of Certain Beneficial Owners and Management
      The following table provides information as of March 15, 2005, with respect to ownership of Common Stock by (i) each beneficial owner of five percent or more of the Company’s Common Stock known to the Company, (ii) each director of the Company, (iii) each of the Company’s most highly compensated executive officers in fiscal 2004 and (iv) all directors and executive officers as a group.

	Number of Shares		Percent
Name and Address (1)	Beneficially Owned		of Stock

Friedman, Billings, Ramsey Group, Inc.	1,242,410	(2)	8.5%
1001 Nineteenth Street North, 18th Floor
Arlington, VA 22209
Courtney Smith	54,471		*
Peter E. Jokiel	48,142		*
William S. Loder	22,605		*
Gary J. Ferguson	20,840		*
Robert E. Dean	2,500		*
Raymond C. Groth	1,000		*
Robert H. Whitehead	500		*
Russell E. Zimmermann	1,500		*
Paul A. Philp	0		0
All executive officers and directors as a group	151,558		1.0%

*	Less than 1%

(1)	All addresses are those of Specialty Underwriters’ Alliance, Inc., unless otherwise indicated.

(2)	Friedman, Billings, Ramsey Group, Inc., or FBR, has entered into a voting agreement pursuant to which it will vote all shares beneficially owned by it exceeding 5% of the outstanding shares of Common Stock in the same proportion as our other shares of Common Stock are voted.
Certain Relationships and Related Transactions
Transactions with our Executive Officers
      Prior to our initial public offering, we entered into a short-term subordinated loan agreement with Messrs. Smith, Jokiel, Loder and Ferguson, as subordinated lenders. Under this loan agreement, the subordinated lenders had agreed to provide term loans of a maximum of $450,000 at an interest rate of 12% per year. At the time of our initial public offering, the aggregate outstanding principal balance of those loans was $450,000. The proceeds of the loans had been used to pay some of our operating and offering expenses. As payment for the outstanding principal and interest due to those subordinated lenders, at the completion of our initial public offering we delivered to them an aggregate amount of 55,509 shares of our Common Stock. The subordinated loan agreement terminated with our initial public offering.
      In connection with the subordinated loan agreement, we granted to (1) Mr. Smith warrants to purchase 58,857 shares of our Common Stock; (2) Mr. Jokiel warrants to purchase 26,033 shares of our Common Stock; (3) Mr. Loder warrants to purchase 10,187 shares of our Common Stock; and (4) Mr. Ferguson warrants to purchase 7,018 shares of our Common Stock. The holder of a warrant would be entitled to purchase each share of our Common Stock at an exercise price of $0.01 per share. On August 31, 2004, we entered into a warrant exchange agreement with Messrs Smith, Jokiel, Loder and Ferguson pursuant to which they surrendered their warrants in exchange for new warrants. At that time, the warrants previously granted to Messrs. Smith, Jokiel, Loder and Ferguson were exchanged and we issued to (1) Mr. Smith warrants to purchase 82,626 shares of our Common Stock (71,307 of which are exercisable at the initial public offering price per share less underwriting discounts and 11,319 of which are exercisable at $0.01 per share); (2) Mr. Jokiel warrants to purchase 38,710 shares of our Common Stock; (3) Mr. Loder warrants to purchase 15,280 shares of our Common Stock; and (4) Mr. Ferguson warrants to purchase 10,526 shares of our Common Stock. Messrs Jokiel, Loder and Ferguson were entitled to purchase each share of our Common Stock at an exercise price equal to $8.835. The price of the warrants and the terms of the exchange were determined in a negotiation between the parties. In connection with our initial public offering, the warrants granted to Messrs. Smith, Jokiel, Loder and Ferguson were canceled.
      Upon the completion of our initial public offering, Messrs. Smith, Jokiel, Loder and Ferguson received options to purchase 190,000, 136,000, 64,000 and 64,000 shares, respectively, of our Common Stock in connection with entering into their employment agreements. The exercise price of the options was equal to $9.50, which was the initial public offering price per share.
      Concurrent with our initial public offering, Messrs. Smith, Jokiel, Loder and Ferguson purchased directly from us 22,637, 33,956, 16,978 and 16,978 shares of our Common Stock, respectively.
Transactions with Friedman, Billings, Ramsey Group, Inc. and Standard American Insurance Limited, or SAIL
      Prior to our initial public offering, we entered into a short-term senior loan agreement with FBR and SAIL, as senior lenders. Under that loan agreement, each of FBR and SAIL agreed to provide term loans of a maximum of $2.0 million and $1.45 million, respectively, at an interest rate of 12% per year. We had also entered into and intercreditor and subordination agreement with the senior lenders, FBR and SAIL, and the subordinated lenders, Messrs. Smith, Jokiel, Loder and Ferguson wherein the parties had agreed that any security interests we may have granted to the senior lenders would take priority over any security interests we may have granted to the subordinated lenders. The intercreditor agreement terminated with our initial public offering. At the time of our initial public offering the outstanding principal balance of the senior and subordinated loans was be $3.5 million. The proceeds of those loans had been used to pay some of our operating expenses and offering expenses. As payment for the outstanding principal and interest due to the senior lenders, we delivered to them at the completion of our initial public offering an aggregate amount of 412,620 shares of our Common Stock. At such time, FBR and SAIL’s commitment to provide additional loans under the loan agreement terminated. However, FBR has a continuing right to designate an observer to attend meetings of our Board of Directors until the second anniversary of the closing of our initial public offering.
      In connection with the loan senior agreement, we granted to (1) FBR warrants to purchase 452,745 shares of our Common Stock at an exercise price of $0.01 per share and (2) SAIL warrants to purchase 328,240 shares of our Common Stock at an exercise price of $0.01 per share. On August 31, 2004, we entered into a warrant exchange agreement with FBR pursuant to which they surrendered they warrants in exchange for new warrants. At that time, the warrants previously granted to FBR were exchanged for warrants to purchase 622,524 shares of our Common Stock (509,338 of which were exercisable at the initial public offering price per share less underwriting discounts and 113,186 of which were exercisable at $0.01 per share). In connection with our initial public offering, the warrants granted to FBR and SAIL were canceled.
      Concurrent with the closing of our initial public offering, FBR purchased 1,000,000 shares of our Common Stock at a price equal to $8.835. The shares in the concurrent private placement were not registered and are restricted securities. We entered into a registrations rights agreement with FBR in connection with the concurrent private placement pursuant to which we have agreed to register the resale of the shares of our Common Stock that FBR purchased in the concurrent private placement. In addition, at that time FBR entered into a voting agreement that remains in place for at least two years or, if earlier, such time as FBR does not beneficially own any shares of our Common Stock. Pursuant to the voting agreement, FBR will vote all shares beneficially owned by it exceeding 5% of the outstanding shares of Common Stock in the same proportion as our other shares of Common Stock are voted.
Section 16(a) Beneficial Ownership Reporting Compliance
      The Company believes that during 2004 its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s Common Stock and on copies of reports that have been filed with the Securities and Exchange Commission.
OTHER BUSINESS
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Courtney C. Smith
Chairman of the Board

Dated: April 20, 2005
Your vote is important. Please sign, date and return your proxy card so that a quorum may be represented at the meeting.

AUDIT COMMITTEE CHARTER
FOR
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
      I. AUDIT COMMITTEE PURPOSE. The Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Specialty Underwriters’ Alliance, Inc. (the “Company”) shall be a standing committee of the board and shall assist the Board in fulfilling its oversight responsibilities with respect to: (A) the integrity of the Company’s financial statements; (B) the Company’s compliance with legal and regulatory requirements; (C) the independent auditors’ qualifications, independence and performance; and (D) the performance of the Company’s internal audit function. The Committee shall also prepare the reports required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement for its annual meeting of shareholders.
      II. COMPOSITION OF COMMITTEE. The Committee shall consist of three or more directors appointed annually by the Board of Directors, considering the recommendation of the Nominating and Corporate Governance Committee. The Committee shall satisfy the independence, experience, financial literacy and expertise, and other requirements of all applicable laws, including the Sarbanes-Oxley Act of 2002 (the “Act”), the Company’s Corporate Governance Guidelines and Principles and the listing requirements of The NASDAQ Stock Market, Inc. or such other securities market or exchange on which the Company’s Common Stock may from time to time be listed or qualified for trading (the “Listing Requirements”). In addition, no member of the Committee may serve simultaneously on more than three public company audit committees, including the Committee, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Committee. The Board shall select one of the Committee members as the Chairman of the Committee, considering the recommendation of the Nominating and Corporate Governance Committee.
The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to satisfying the standards outlined above. Except as expressly provided in this Charter, the Amended and Restated By-laws of the Company, the Corporate Governance Guidelines and Principles of the Company, the Listing Requirements or applicable law (“Governing Rules”), the Committee shall fix its own rules of procedures.
      III. COMMITTEE DUTIES AND RESPONSIBILITIES.
      A. Independent Auditors.
      1. The Committee shall have the sole responsibility to appoint, retain, and oversee the Company’s independent auditors (the “Auditing Firm”), including the prior approval of audit engagement fees and terms, as well as prior approval of all permitted non-audit engagements with the Auditing Firm. Prior approval of non-audit services may be delegated to the Chairman of the Committee. The Auditing Firm shall report directly to the Committee.
      2. The Committee shall review with management and the Auditing Firm any problems or difficulties encountered in the course of audit work and management’s responses thereto. The Committee shall oversee the resolution of all disagreements between the Auditing Firm and the Company’s management regarding the Company’s financial reporting.
      3. The Committee shall review the performance of the Auditing Firm at least annually, taking into account the views of the Company’s management. As a part of such review, the Committee shall: (i) obtain and review a report by the Auditing Firm describing the Auditing Firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the Auditing Firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditing Firm, and any steps taken to address any such issues; (ii) require the Auditing Firm to verify that it is registered with the Public Company Accounting Oversight Board in accordance with the Act; and (iii) review and evaluate the performance of, and monitor the required rotation of, the lead audit partner in accordance with the Governing Rules. The Committee shall present its conclusions with respect to the Auditing Firm to the full Board.
      4. At least annually, the Committee shall receive and review a report from the Auditing Firm describing all relationships between it and the Company and the Committee shall take such additional steps as the Committee deems necessary or appropriate to satisfy itself that the Auditing Firm is independent.
      5. The Committee shall require the Auditing Firm to provide the Committee with timely reports of: (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditing Firm, and (iii) other material written communications between the Auditing Firm and the management of the Company, such as any management letter or schedule or unadjusted differences.
      6. The Committee shall set policies with respect to the Company hiring employees or former employees of the Auditing Firm consistent with applicable law and the Listing Requirements.
      B. Company Disclosures and Certifications.
      1. The Committee shall review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Auditing Firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as other matters required to be communicated to the Committee by the Auditing Firm or management under generally accepted auditing standards or the Governing Rules. In the case of the Company’s annual audited financial statements, the Committee shall make a determination whether to recommend to the Board that such financial statements be included in the Company’s Form  10-K.
      2. The Committee shall discuss earnings press releases, as well as financial information and earnings guidance (if any) provided to analysis and ratings agencies.
      1. The Committee shall review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.
      C. Risk Assessment. The Committee shall discuss policies with respect to risk assessment and risk management. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company’s exposure to risk, the Committee must discuss guidelines and policies to govern the process by which this is handled. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      D. Internal Auditor Function. The Committee shall at least annually or otherwise as appropriate:
      1. Review and concur in the appointment, compensation, retention, replacement, reassignment, or dismissal of the firm employed to provide internal audit services.
      2. Review the plans, budget and staffing of the Company’s internal audit activity and shall inquire of the Auditing Firm as to the competence and adequacy of the firm employed to provide internal audit services.
      3. Review compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing or any successor standards of the firm employed to provide internal audit services.
      4. Review with the firm employed to provide internal audit services the results of all reviews of compliance with the Company’s Code of Business Conduct and Ethics.
      5. Review significant findings of internal audit reports.

      E. Meetings/ Review of Specific Matters.
      1. The Committee shall meet at least quarterly, and within reasonable proximity to, the date of all regularly schedules meetings of the Board and at any other times deemed necessary or appropriate by the Chairman or a majority of the Committee. The Committee shall report its activities to the Board of Directors at each meetings of the Board and otherwise as appropriate.
      2. At least quarterly, the Committee shall meet separately with management, with internal auditors (or others responsible for the internal audit function), and with the Auditing Firm.
      3. The Committee may form subcommittees of two or more members and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided that the Committee may not delegate to a subcommittee any power or authority required by the Governing Rules to be exercised by the Committee as a whole.
      4. The Committee shall meet with management and other employees, as it deems appropriate, to discuss matters which may have an impact on the financial statements.
      5. Minutes of each meeting of the Committee shall be prepared by a person designated by the Chairman of the Committee as the Secretary of such meeting and shall be submitted to the Committee for approval at its next meeting. All such minutes shall be filed with the records of the Company.
      6. The Committee shall discharge any other duty or responsibility assigned to it by the Board.
      F. Investigations. The Committee shall have the power to conduct or authorize an investigation into any matter brought to its attention which falls within the scope of its duties and responsibilities.
      G. Complaints. The Committee shall establish and oversee procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      H. Outside Advisors; Funding. The Committee shall have the sole authority to retain and terminate outside legal, accounting or other advisors in order to obtain advice and assistance in carrying out its duties and responsibilities or in conducting any investigation contemplated by this Charter, and shall have sole authority to approve such advisors’ fees and other terms of retention. The Committee may direct the proper offices of the Company to pay the reasonable fees and expenses of any such advisors, the compensation of the Auditing Firm and the ordinary expenses of the Committee that are necessary or appropriate in carrying out its duties.
      I. Committee Self Evaluation. At least annually, the Committee shall perform an evaluation of its own performance and report is findings to the Board.
      J. Review of Charter. The Committee shall review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.
      IV. AUDIT COMMITTEE’S ROLE. The Committee’s responsibility is one of oversight. The responsibility for the completeness and accuracy of the Company’s financial statements rests with the Company’s management. It is the Auditing Firm’s responsibility to perform an audit of, and to express an opinion as to whether the Company’s annual financial statements are fairly presented in accordance with generally accepted accounting principles. The role of the Committee does not include conducting audits or determining whether the financial statements are complete and accurate. In performing its duties, Committee members shall be entitled to rely in good faith upon the records of the Company and such information, opinions, reports or statements presented by any of its officers or employees or any other person selected by or on behalf of the Company as to matters reasonably believed to be within such person’s professional or expert competence.
      V. COMPENSATION. No Committee member shall accept any consulting advisory or other compensatory fee from the Company or any of its subsidiaries or affiliates except for director’s fees. For this purpose, “director’s fees” means any consideration paid or provided to a Committee member as compensation for his or her service to the Company as a director and for his or her service on any committees of the Board, including the Committee. Director’s fees may be paid in the form of cash, stock of the Company stock options, or any other form of consideration that is consistent with applicable law and the Listing Requirements.

Annex A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

Pursuant to Sections 228 and 242 of the
Delaware General Corporation Law

      The undersigned, being the Chief Executive Officer of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
      1. The name of the Corporation is Specialty Underwriters’ Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 3, 2003. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 5, 2004.
      2. This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders at the 2005 annual meeting in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.
      3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation as heretofore restated and amended.
      4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Specialty Underwriters’ Alliance, Inc.

SECOND: The Corporation’s registered office in the State of Delaware is at 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be (i) thirty million (30,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), (ii) two million (2,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”), and (iii) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
1. Common Stock
      The holders of the Common Stock shall be entitled to one vote per share. The holders of the Class B Stock shall not be entitled to any voting rights except as otherwise required by law but shall otherwise have the same rights as the holders of Common Stock, including the right to share equally in any dividends distributed to the holders of the Common Stock and in any distribution to the holders of the Common Stock pursuant to a dissolution. Certain holders of the Class B Stock may have a contractual right to exchange their shares into shares of Common Stock. The Corporation may have a contractual right to repurchase shares of the Class B Stock from certain holders thereof.
2. Preferred Stock
      The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Paragraph FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares included in each such series, but not below the number of shares then issued, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different rates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative rights, preferences and limitations of that series.

FIFTH: The name and mailing address of the incorporator is as follows:
                              Purvi Shah
                              Debevoise & Plimpton
                              919 Third Avenue
                              New York, New York 10022

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors maybe removed, as provided in the By-Laws.

(b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

(c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

(e) The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this section nor the adoption of any provision of this Certificate of Incorporation inconsistent with this section shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

(f) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Courtney C. Smith, its Chief Executive Officer, this      day of                     , 2005.

Name: Courtney C. Smith

Title:	Chief Executive Officer

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

2005 ANNUAL MEETNG OF STOCKHOLDERS – MAY 12, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Specialty Underwriters’ Alliance, Inc., a Delaware corporation, hereby appoints Courtney C. Smith, Peter E. Jokiel and Scott Goodreau and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 8:00 a.m. CST on May 12, 2005, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

MAY 12, 2005

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect 7 nominees for Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐	Courtney C. Smith
		☐	Peter E. Jokiel
☐	WITHHOLD	☐	Robert E. Dean
	AUTHORITY	☐	Raymond C. Groth
	FOR ALL NOMINEES	☐	Robert H. Whitehead
		☐	Russell E. Zimmermann
		☐	Paul A. Philp
☐	FOR ALL EXCEPT
(see instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as show here. ☒

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 75,000,000 to 30,000,000.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.